EXHIBIT 4.1

                [FORM OF COMMON STOCK CERTIFICATE]

                              [LOGO]

   Number         Community Capital Corporation         Shares
CCC ______          Greenwood, South Carolina           _________


    INCORPORATED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA

              SEE REVERSE FOR CERTAIN DEFINIT ______
                         CUSIP No. _____

This Certifies that


is the owner of


       FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK
                   $1.00 PAR VALUE PER SHARE OF

                  COMMUNITY CAPITAL CORPORATION

     Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be had subject to the provisions of the Certificate of Incorporation and the Bylaws of the Corporation as amended from time to time, to which the holder by acceptance hereof asserts. This certificate is not valid unless countersigned by the Transfer Agent. Wires the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



Chief Financial Officer                    President and Chief Executive Officer


                    [BACK OF STOCK CERTIFICATE

                  COMMUNITY CAPITAL CORPORATION
                              NOTICE

     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request shall be in writing and may be made to the Corporation or the Transfer Agent.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full accordance to applicable laws or regulations:

TEN COM - as tenants in common                       UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties              _________Custodian________
JT TFN  - as joint tenants with right of             (Cust)            (Minor)
          survivorship and not as tenants in common under Uniform Gifts to [ZW] Minors
                                                     Act ______________________
                                                     UNIF TAF MIN ACT -

                                                 ______Custodian (until age __)
                                                 (Cust)
                                                  _____________ under Uniform
                                                     (Minor)
                                                  Transfer to Minors Act
                                                  __________________________
                                                          (________)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________